UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): June 17, 2025

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2022, American Centrifuge Operating, LLC, a Delaware limited liability company (“ACO”) and a wholly owned subsidiary of Centrus Energy Corp. (“Centrus”), signed the High-Assay, Low-Enriched Uranium (“HALEU”) Demonstration Cascade Completion and HALEU Operation Contract (the “Contract”) with the United States Department of Energy (the “Department”).

As previously disclosed by Centrus on its Current Report on Form 8-K filed on December 1, 2022 with the Securities Exchange Commission, the first and second phases of the Contract were directed, respectively, to (i) bringing a centrifuge cascade online and demonstrating production of 20 kilograms of 19.75% enriched HALEU by December 31, 2023 and (ii) continuing production for a full year at an expected annual production rate of 900 kilograms of HALEU (the “900 kg Rate”). The Contract also gave the Department the ability to respectively exercise, in its discretion and on a cost-plus incentive fee basis, three three-year option periods to obtain up to nine additional years of production from the cascade at the 900 kg Rate, subject to the availability of Congressional appropriations.

On June 17, 2025, the Department issued an amendment to the Contract (the “Amendment”) that split the first three-year option period (“Option 1”) into a first option period of one year (“Option 1a”) and a second option period of two years (“Option 1b”). The Amendment establishes a target cost and fee for Option 1a of $99,289,528 and $8,704,218, respectively, and a target cost and fee for Option 1b of $163,477,542 and $15,235,927, respectively. Additionally, the Amendment acknowledges that the estimated cost associated with Option 1b is insufficient due to known cost increases since the Contract was awarded, and indicates that ACO will need to submit a revised cost proposal for review and negotiation prior to the Department’s consideration of Option 1b.

In conjunction with the Amendment, the Department exercised Option 1a, valued at approximately $110,000,000, and extended the period of performance to June 30, 2026. The HALEU produced under this Contract belongs to the Department

The foregoing description of the Amendment is a summary only and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is expected to be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure

On June 20, 2025, Centrus issued a press release regarding the Amendment. A copy of the press release is included as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Centrus under the Securities Act of 1933 or the Exchange Act. A copy of the press release issued by Centrus in relation to the Amendment is furnished hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	June 20, 2025	By:	/s/ Kevin J. Harrill
Kevin J. Harrill
Senior Vice President, Chief Financial Officer,
and Treasurer